Exhibit 10.22

Amended and Restated Revolving Line of Credit Note (Daily BSBY)

$7,000,000.00	August 8, 2022

FOR VALUE RECEIVED, NORTHERN TECHNOLOGIES INTERNATIONAL CORPORATION (the “Borrower”), with an address at 4201 WOODLAND ROAD, CIRCLE PINES, MINNESOTA 55014-1794, promises to pay to the order of PNC BANK, NATIONAL ASSOCIATION (the “Bank”), in lawful money of the United States of America in immediately available funds at its offices located at 1900 E 9th St, Cleveland, Ohio 44114, or at such other location as the Bank may designate from time to time, the principal sum of $7,000,000.00 (the “Facility”) or such lesser amount as may be advanced to or for the benefit of the Borrower hereunder, together with interest accruing on the outstanding principal balance from the date hereof, all as provided below.

1.    Revolving Line of Credit Advances. This Note evidences a revolving line of credit. The Borrower may borrow, repay and reborrow hereunder and the Bank may advance and readvance under this Note from time to time (each an “advance” and together the “advances”) until the Expiration Date, subject to the terms and conditions of this Note and the Loan Documents (as defined below). The “Expiration Date” means January 07, 2023, or such later date as may be designated by the Bank by written notice from the Bank to the Borrower. The Borrower acknowledges and agrees that in no event will the Bank be under any obligation to extend or renew the Facility or this Note beyond the Expiration Date. In no event shall the aggregate unpaid principal amount of advances under this Note exceed the face amount of this Note.

2.    Interest Rate and Payments. Amounts outstanding under this Note will bear interest at a rate per annum which is equal to the sum of (A) the Daily BSBY Rate (as defined below) plus (B) 250 basis points (2.50%). Accrued interest will be due and payable on the same day of each month, beginning with the payment due on August 10, 2022. The outstanding principal balance and any accrued but unpaid interest shall be due and payable on the Expiration Date.

3.    Certain Definitions. If the following terms are used in this Note, such terms shall have the meanings set forth below:

“Alternate Rate” means the Base Rate.

“Base Rate” means the higher of (A) the Prime Rate, and (B) the sum of the Overnight Bank Funding Rate plus 50 basis points (0.50%); provided, however, if the Base Rate as determined above would be less than zero, then such rate shall be deemed to be zero. If and when the Base Rate as determined above changes, the rate of interest with respect to any amounts hereunder to which the Base Rate applies will change automatically without notice to the Borrower, effective on the date of any such change.

“Bloomberg” means Bloomberg Index Services Limited (or a successor administrator of BSBY).

“BSBY” means the Bloomberg Short-Term Bank Yield Index rate administered by Bloomberg and published by Bloomberg or another commercially available source providing such quotations as may be designated by the Bank from time to time.

“BSBY Reserve Percentage” means, for any day, the maximum effective percentage in effect on such day, if any, as prescribed by the Board of Governors of the Federal Reserve System (or any successor) for determining the reserve requirements (including, without limitation, supplemental, marginal and emergency reserve requirements) with respect to BSBY funding.

“Business Day” means any day other than (A) a Saturday or Sunday or (B) a legal holiday on which commercial banks are authorized or required by law to be closed for business in Pittsburgh, Pennsylvania; provided that, when used in connection with an amount that bears interest at a rate based on BSBY or any direct or indirect calculation or determination involving BSBY, the term “Business Day” means any such day that is also a U.S. Government Securities Business Day.

“Daily BSBY Rate” means, for any day, the rate per annum determined by the Bank by dividing (the resulting quotient rounded upwards, at the Bank’s discretion, to the nearest 1/100th of 1%) (A) the Published Rate for such day, by (B) a number equal to 1.00 minus the BSBY Reserve Percentage; provided, however, if the Daily BSBY Rate determined as provided above would be less than the Floor, then such rate shall be deemed to be the Floor. The rate of interest will be adjusted automatically as of each Business Day based on changes in the Daily BSBY Rate without notice to the Borrower.

“Default Rate” means the rate per annum equal to the lesser of (A) the sum of 3% plus the interest rate otherwise in effect from time to time under this Note and (B) the Maximum Rate.

“Floor” means a rate of interest per annum equal to fifty basis points (0.50%) or, if the preceding blanks are not completed, then zero.

“Maximum Rate” means the maximum rate of interest allowed by applicable law. “NYFRB” means the Federal Reserve Bank of New York.

“Overnight Bank Funding Rate” means, for any day, the rate comprised of both overnight federal funds and overnight Eurocurrency borrowings by U.S.-managed banking offices of depository institutions, as such composite rate shall be determined by the NYFRB, as set forth on its public website from time to time, and as published on the next succeeding Business Day as the overnight bank funding rate by the NYFRB (or by such other recognized electronic source (such as Bloomberg) selected by the Bank for the purpose of displaying such rate); provided, that if such day is not a Business Day, the Overnight Bank Funding Rate for such day shall be such rate on the immediately preceding Business Day; provided, further, that if such rate shall at any time, for any reason, no longer exist, a comparable replacement rate determined by the Bank at such time (which determination shall be conclusive absent manifest error). If the Overnight Bank Funding Rate determined as above would be less than zero, then such rate shall be deemed to be zero. The rate of interest charged shall be adjusted as of each Business Day based on changes in the Overnight Bank Funding Rate without notice to the Borrower.

“Prime Rate” means the rate publicly announced by the Bank from time to time as its prime rate. The Prime Rate is determined from time to time by the Bank as a means of pricing some loans to its borrowers. The Prime Rate is not tied to any external rate of interest or index and does not necessarily reflect the lowest rate of interest actually charged by the Bank to any particular class or category of customers.

“Published Rate” means the 1-month BSBY.

“U.S. Government Securities Business Day” means any day except for (A) a Saturday or Sunday or (B) a day on which the Securities Industry and Financial Markets Association recommends that the fixed income departments of its members be closed for the entire day for purposes of trading in United States government securities.

4.    Advance Procedures. If permitted by the Bank, a request for advance may be made by telephone or electronic mail, or delivered in accordance with the Bank’s security procedures through any automated platform or electronic service provided by the Bank, with such confirmation or verification (if any) as the Bank may require in its discretion from time to time. A request for advance by any Borrower shall be binding upon Borrower, jointly and severally. The Borrower authorizes the Bank to accept telephonic, email, automated and electronic requests for advances, and the Bank shall be entitled to rely upon the authority of any person providing such instructions. The Borrower hereby indemnifies and holds the Bank harmless from and against any and all damages, losses, liabilities, costs and expenses (including reasonable attorneys’ fees and expenses) which may arise or be created by the acceptance of such telephonic, email, automated and electronic requests or by the making of such advances. The Bank will enter on its books and records, which entry when made will be presumed correct, the date and amount of each advance, as well as the date and amount of each payment made by the Borrower.

5.    Interest Calculation; Maximum Rate. Interest will be calculated based on the actual number of days that principal is outstanding over a year of 360 days. In no event will the rate of interest hereunder exceed the Maximum Rate. Regardless of any other provision of this Note or the other Loan Documents, if for any reason the effective interest rate should exceed the Maximum Rate, the effective interest rate shall be deemed reduced to, and shall be, the Maximum Rate, and (i) the amount which would be excessive interest shall be deemed applied to the reduction of the principal balance of this Note and not to the payment of interest, and (ii) if the loan evidenced by this Note has been or is thereby paid in full, the excess shall be returned to the party paying same, such application to the principal balance of this Note or the refunding of such excess to be a complete settlement and acquittance thereof.

6.    Conforming Changes Relating to BSBY; Benchmark Replacement Provisions. The Bank shall have the right to make any technical, administrative or operational changes from time to time that the Bank decides may be appropriate to reflect the adoption and implementation of BSBY or any other Benchmark (as defined in the Benchmark Replacement Rider attached to this Note and incorporated herein by this reference) or to permit the use and administration thereof by the Bank in a manner substantially consistent with market practice or in such other manner as the Bank decides is reasonably necessary. Notwithstanding anything to the contrary herein or in any other Loan Document, any amendments implementing such technical, administrative or operational changes will become effective without any further action or consent of the Borrower. The Bank shall provide notice to the Borrower of any such amendment reasonably promptly after such amendment becomes effective.

If the applicable interest rate under this Note is based on a Benchmark and the Bank determines (which determination shall be final and conclusive) that (A) such Benchmark cannot be determined pursuant to its definition other than as a result of a Benchmark Transition Event (as defined in the Benchmark Replacement Rider attached to this Note), or (B) any enactment, promulgation or adoption of or any change in any applicable law, rule or regulation, or any change in the interpretation or administration thereof by a governmental authority, central bank or comparable agency charged with the interpretation or administration thereof, or compliance by the Bank with any guideline, request or directive (whether or not having the force of law) of any such authority, central bank or comparable agency shall make it unlawful or impracticable for the Bank to make or maintain or fund loans based on that Benchmark, then the Bank shall give notice thereof to the Borrower. Thereafter, until the Bank notifies the Borrower that the circumstances giving rise to such determination no longer exist, the interest rate on all amounts outstanding under this Note shall be the Alternate Rate.

The Benchmark Replacement Rider provides a mechanism for determining an alternative rate of interest in the event that a Benchmark Transition Event (as defined in the Benchmark Replacement Rider) has occurred. The Bank does not warrant or accept any responsibility for and shall not have any liability with respect to, the administration, submission or any other matter related to any Benchmark. To the extent that any term or provision of the Benchmark Replacement Rider is or may be inconsistent with any term or provision in the remainder of this Note or any other Loan Document, the terms and provisions of the Benchmark Replacement Rider shall control.

7.    Other Payment Terms. If any payment under this Note is due on a day of a calendar month for which there is no numerically corresponding day in certain other months (each, a “Non-Conforming Month”), then the payment in a Non-Conforming Month shall be due on the last Business Day of such Non-Conforming Month. If any payment under this Note shall become due on a day other than a Business Day, such payment shall be due on the next succeeding Business Day, except that if such day falls in the next succeeding calendar month, such payment shall be due on the next preceding day that is a Business Day. Interest shall be computed to, but excluding, the date payment is due. The Borrower hereby authorizes the Bank to charge the Borrower’s deposit account at the Bank for any payment when due under this Note or any other Loan Document. Payments received will be applied to charges, fees and expenses (including attorneys’ fees), accrued interest and principal in any order the Bank may choose, in its sole discretion.

8.    Late Payments; Default Rate. If the Borrower fails to make any payment of principal, interest or other amount coming due pursuant to the provisions of this Note within 15 calendar days of the date due and payable, the Borrower also shall pay to the Bank a late charge equal to the lesser of 5% of the amount of such payment or $100.00 (the “Late Charge”). Such 15-day period shall not be construed in any way to extend the due date of any such payment. Upon maturity, whether by acceleration, demand or otherwise, and at the Bank’s option upon the occurrence of any Event of Default (as hereinafter defined) and during the continuance thereof, amounts outstanding under this Note shall bear interest at the Default Rate. The Default Rate shall continue to apply whether or not judgment shall be entered on this Note. Both the Late Charge and the Default Rate are imposed as liquidated damages for the purpose of defraying the Bank’s expenses incident to the handling of delinquent payments, but are in addition to, and not in lieu of, the Bank’s exercise of any rights and remedies hereunder, under the other Loan Documents or under applicable law, and any fees and expenses of any agents or attorneys which the Bank may employ. In addition, the Default Rate reflects the increased credit risk to the Bank of carrying a loan that is in default. The Borrower agrees that the Late Charge and Default Rate are reasonable forecasts of just compensation for anticipated and actual harm incurred by the Bank, and that the actual harm incurred by the Bank cannot be estimated with certainty and without difficulty.

9.    Prepayment. The indebtedness evidenced by this Note may be prepaid in whole or in part at any time without penalty.

10.    Increased Costs; Yield Protection. On written demand, together with written evidence of the justification therefor, the Borrower agrees to pay the Bank all direct costs incurred, any losses suffered or payments made by the Bank as a result of any Change in Law (hereinafter defined), imposing any reserve, deposit, allocation of capital or similar requirement (including without limitation, Regulation D of the Board of Governors of the Federal Reserve System) on the Bank, its holding company or any of their respective assets relative to the Facility. “Change in Law” means the occurrence, after the date of this Note, of any of the following: (a) the adoption or taking effect of any law, rule, regulation or treaty, (b) any change in any law, rule, regulation or treaty or in the administration, interpretation, implementation or application thereof by any governmental authority or (c) the making or issuance of any request, rule, guideline or directive (whether or not having the force of law) by any governmental authority; provided that notwithstanding anything herein to the contrary, (x) the Dodd-Frank Wall Street Reform and Consumer Protection Act and all requests, rules, guidelines or directives thereunder or issued in connection therewith and (y) all requests, rules, guidelines or directives promulgated by the Bank for International Settlements, the Basel Committee on Banking Supervision (or any successor or similar authority) or the United States or foreign regulatory authorities, in each case pursuant to Basel III, shall in each case be deemed to be a “Change in Law”, regardless of the date enacted, adopted or issued.

11.    Other Loan Documents. This Note is issued in connection with a letter agreement or loan agreement between the Borrower and the Bank, dated on or before the date hereof, and the other agreements and documents executed and/or delivered in connection therewith or referred to therein, the terms of which are incorporated herein by reference (as amended, modified or renewed from time to time, collectively the “Loan Documents”), and is secured by the property (if any) described in the Loan Documents and by any and all mortgages, security agreements, assignments, loan agreements, pledge agreements and other documents or instruments evidencing a security interest or other lien in favor of the Bank and delivered by the Borrower or by any third party with reference to indebtedness of the Borrower, whether such documents were previously or are hereafter executed, and whether given expressly as security for payment of this Note or generally as security for any and all indebtedness of the Borrower to the Bank. Such documents may be executed contemporaneously with the execution of this Note, or they may be executed and delivered at another time. Collateral securing other obligations of the Borrower to the Bank may also secure this Note.

12.    Events of Default. The occurrence of any of the following events will be deemed to be an “Event of Default” under this Note: (i) the nonpayment of any principal, interest or other indebtedness under this Note when due; (ii) the occurrence of any event of default or any default and the lapse of any notice or cure period, or any Obligor’s failure to observe or perform any covenant or other agreement, under or contained in any Loan Document or any other document now or in the future evidencing or securing any debt, liability or obligation of any Obligor to the Bank; (iii) the filing by or against any Obligor of any proceeding in bankruptcy, receivership, insolvency, reorganization, liquidation, conservatorship or similar proceeding (and, in the case of any such proceeding instituted against any Obligor, such proceeding is not dismissed or stayed within 30 days of the commencement thereof, provided that the Bank shall not be obligated to advance additional funds hereunder during such period); (iv) any assignment by any Obligor for the benefit of creditors, or any levy, garnishment, attachment or similar proceeding is instituted against any property of any Obligor held by or deposited with the Bank; (v) a default with respect to any other indebtedness of any Obligor for borrowed money, if the effect of such default is to cause or permit the acceleration of such debt; (vi) the commencement of any foreclosure or forfeiture proceeding, execution or attachment against any collateral securing the obligations of any Obligor to the Bank; (vii) the entry of a final judgment against any Obligor and the failure of such Obligor to discharge the judgment within 10 days of the entry thereof; (viii) any change in any Obligor’s business, assets, operations, financial condition or results of operations that has or could reasonably be expected to have any material adverse effect on any Obligor; (ix) any Obligor ceases doing business as a going concern; (x) any representation or warranty made by any Obligor to the Bank in any Loan Document or any other documents now or in the future evidencing or securing the obligations of any Obligor to the Bank, is false, erroneous or misleading in any material respect; (xi) if this Note or any guarantee executed by any Obligor is secured, the failure of any Obligor to provide the Bank with additional collateral if in the Bank’s opinion at any time or times, the market value of any of the collateral securing this Note or any guarantee has depreciated below that required pursuant to the Loan Documents or, if no specific value is so required, then in an amount deemed material by the Bank; (xii) the revocation or attempted revocation, in whole or in part, of any guarantee by any Obligor; or (xiii) the death, incarceration, indictment or legal incompetency of any individual Obligor or, if any Obligor is a partnership or limited liability company, the death, incarceration, indictment or legal incompetency of any individual general partner or member. As used herein, the term “Obligor” means any Borrower and any guarantor of, or any pledgor, mortgagor or other person or entity providing collateral support for, the Borrower’s obligations to the Bank existing on the date of this Note or arising in the future.

Upon the occurrence of an Event of Default: (a) the Bank shall be under no further obligation to make advances hereunder; (b) if an Event of Default specified in clause (iii) or (iv) above shall occur, the outstanding principal balance and accrued interest hereunder together with any additional amounts payable hereunder shall be immediately due and payable without demand or notice of any kind; (c) if any other Event of Default shall occur, the outstanding principal balance and accrued interest hereunder together with any additional amounts payable hereunder, at the Bank’s option and without demand or notice of any kind, may be accelerated and become immediately due and payable; (d) at the Bank’s option, this Note will bear interest at the Default Rate from the date of the occurrence of the Event of Default; and (e) the Bank may exercise from time to time any of the rights and remedies available under the Loan Documents or under applicable law.

13.    Right of Setoff. In addition to all liens upon and rights of setoff against the Borrower’s money, securities or other property given to the Bank by law, the Bank shall have, with respect to the Borrower’s obligations to the Bank under this Note and to the extent permitted by law, a contractual possessory security interest in and a contractual right of setoff against, and the Borrower hereby grants the Bank a security interest in, and hereby assigns, conveys, delivers, pledges and transfers to the Bank, all of the Borrower’s right, title and interest in and to, all of the Borrower’s deposits, moneys, securities and other property now or hereafter in the possession of or on deposit with, or in transit to, the Bank or any other direct or indirect subsidiary of The PNC Financial Services Group, Inc., whether held in a general or special account or deposit, whether held jointly with someone else, or whether held for safekeeping or otherwise, excluding, however, all IRA, Keogh, and trust accounts. Every such security interest and right of setoff may be exercised without demand upon or notice to the Borrower. Every such right of setoff shall be deemed to have been exercised immediately upon the occurrence of an Event of Default hereunder without any action of the Bank, although the Bank may enter such setoff on its books and records at a later time.

14.    Anti-Money Laundering/International Trade Law Compliance. The Borrower represents, warrants and covenants to the Bank, as of the date hereof, the date of each advance of proceeds under the Facility, the date of any renewal, extension or modification of the Facility, and at all times until the Facility has been terminated and all amounts thereunder have been indefeasibly paid in full, that: (a) no Covered Entity (i) is a Sanctioned Person; (ii) has any of its assets in a Sanctioned Jurisdiction or in the possession, custody or control of a Sanctioned Person; or (iii) does business in or with, or derives any of its operating income from investments in or transactions with, any Sanctioned Jurisdiction or Sanctioned Person; (b) the proceeds of the Facility will not be used to fund any operations in, finance any investments or activities in, or, make any payments to, a Sanctioned Jurisdiction or Sanctioned Person; (c) the funds used to repay the Facility are not derived from any unlawful activity; (d) each Covered Entity is in compliance with, and no Covered Entity engages in any dealings or transactions prohibited by, any laws of the United States, including but not limited to any Anti-Terrorism Laws; and (e) no Collateral is or will become Embargoed Property. The Borrower covenants and agrees that (a) it shall immediately notify the Bank in writing upon the occurrence of a Reportable Compliance Event; and (b) if, at any time, any Collateral becomes Embargoed Property, in addition to all other rights and remedies available to the Bank, upon request by the Bank, the Borrower shall provide substitute Collateral acceptable to the Bank that is not Embargoed Property.

As used herein: “Anti-Terrorism Laws” means any laws relating to terrorism, trade sanctions programs and embargoes, import/export licensing, money laundering, or bribery, all as amended, supplemented or replaced from time to time; “Collateral” means any collateral securing any debt, liabilities or other obligations of any Obligor to the Bank; “Compliance Authority” means each and all of the (a) U.S. Treasury Department/Office of Foreign Assets Control, (b) U.S. Treasury Department/Financial Crimes Enforcement Network, (c) U.S. State Department/Directorate of Defense Trade Controls, (d) U.S. Commerce Department/Bureau of Industry and Security, (e) U.S. Internal Revenue Service, (f) U.S. Justice Department, and (g) U.S. Securities and Exchange Commission; “Covered Entity” means the Borrower, its affiliates and subsidiaries, all guarantors, pledgors of collateral, all owners of the foregoing, and all brokers or other agents of the Borrower acting in any capacity in connection with the Facility; “Embargoed Property” means any property (a) in which a Sanctioned Person holds an interest; (b) beneficially owned, directly or indirectly, by a Sanctioned Person; (c) that is due to or from a Sanctioned Person; (d) that is located in a Sanctioned Jurisdiction; or (e) that would otherwise cause any actual or possible violation by the Bank of any applicable Anti-Terrorism Law if the Bank were to obtain an encumbrance on, lien on, pledge of or security interest in such property or provide services in consideration of such property; “Reportable Compliance Event” means (1) any Covered Entity becomes a Sanctioned Person, or is indicted, arraigned, investigated or custodially detained, or receives an inquiry from regulatory or law enforcement officials, in connection with any Anti-Terrorism Law or any predicate crime to any Anti-Terrorism Law, or self-discovers facts or circumstances implicating any aspect of its operations with the actual or possible violation of any Anti- Terrorism Law; (2) any Covered Entity engages in a transaction that has caused or may cause the Bank to be in violation of any Anti-Terrorism Laws, including a Covered Entity’s use of any proceeds of the Facility to fund any operations in, finance any investments or activities in, or, make any payments to, directly or indirectly, a Sanctioned Jurisdiction or Sanctioned Person; or (3) any Collateral becomes Embargoed Property; “Sanctioned Jurisdiction” means a country subject to a sanctions program maintained by any Compliance Authority; and “Sanctioned Person” means any individual person, group, regime, entity or thing listed or otherwise recognized as a specially designated, prohibited, sanctioned or debarred person or entity, or subject to any limitations or prohibitions (including but not limited to the blocking of property or rejection of transactions), under any order or directive of any Compliance Authority or otherwise subject to, or specially designated under, any sanctions program maintained by any Compliance Authority.

15.    Indemnity. The Borrower agrees to indemnify each of the Bank, each legal entity, if any, who controls, is controlled by or is under common control with the Bank, and each of their respective directors, officers and employees (the “Indemnified Parties”), and to defend and hold each Indemnified Party harmless from and against any and all claims, damages, losses, liabilities and expenses (including all fees and charges of internal or external counsel with whom any Indemnified Party may consult and all expenses of litigation and preparation therefor) (each, a “Claim”) which any Indemnified Party may incur or which may be asserted against any Indemnified Party by any person, entity or governmental authority (including any person or entity claiming derivatively on behalf of the Borrower), in connection with or arising out of or relating to the matters referred to in this Note or in the other Loan Documents or the use of any advance hereunder, whether (a) arising from or incurred in connection with any breach of a representation, warranty or covenant by the Borrower, or (b) arising out of or resulting from any suit, action, claim, proceeding or governmental investigation, pending or threatened, whether based on statute, regulation or order, or tort, or contract or otherwise, before any court or governmental authority; provided, however, that the foregoing indemnity agreement shall not apply to any Claim that is determined by a court of competent jurisdiction in a final, non-appealable judgment to have been solely attributable to an Indemnified Party's gross negligence or willful misconduct. The indemnity agreement contained in this paragraph shall survive the termination of this Note, payment of any advance hereunder and the assignment of any rights hereunder. The Borrower may participate at its expense in the defense of any such action or claim.

16.    Miscellaneous. All notices, demands, requests, consents, approvals and other communications required or permitted hereunder (“Notices”) must be in writing (except as may be agreed otherwise above with respect to borrowing requests or as otherwise provided in this Note). Notices may be given in any manner to which the parties may agree. Without limiting the foregoing, first-class mail, postage prepaid, facsimile transmission and commercial courier service are hereby agreed to as acceptable methods for giving Notices. In addition, the parties agree that Notices may be sent electronically to any electronic address provided by a party from time to time or through an automated platform that the Bank provides to the Borrower. Notices may be sent to a party’s address as set forth above or to such other address as any party may give to the other for such purpose in accordance with this paragraph. Notices will be effective upon receipt. For purposes hereof, “receipt” means: (i) for notices sent by U.S. mail, the third business day after the date such notice was sent; (ii) for notices delivered by hand or sent by overnight courier service, the date delivered; (iii) for notices sent by facsimile or electronic communication, the date when sent; and (iv) for notices sent by any other method, the date received. No delay or omission on the Bank’s part to exercise any right or power arising hereunder will impair any such right or power or be considered a waiver of any such right or power, nor will the Bank’s action or inaction impair any such right or power. The Bank’s rights and remedies hereunder are cumulative and not exclusive of any other rights or remedies which the Bank may have under other agreements, at law or in equity. Except as otherwise set forth in this Note, no modification, amendment or waiver of, or consent to any departure by the Borrower from, any provision of this Note will be effective unless made in a writing signed by the Bank, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given. Notwithstanding the foregoing, the Bank may modify this Note for the purposes of completing missing content or correcting erroneous content, without the need for a written amendment, provided that the Bank shall send a copy of any such modification to the Borrower (which notice may be given by electronic mail). The Borrower agrees to pay on demand, to the extent permitted by law, all costs and expenses incurred by the Bank in the enforcement of its rights in this Note and in any security therefor, including without limitation reasonable fees and expenses of the Bank’s counsel. If any provision of this Note is found to be invalid, illegal or unenforceable in any respect by a court, all the other provisions of this Note will remain in full force and effect. The Borrower and all other makers and indorsers of this Note hereby forever waive presentment, protest, notice of dishonor, notice of non-payment, notice of intent to accelerate and notice of acceleration, and any other notice of any kind. The Borrower also waives all defenses based on suretyship or impairment of collateral. If this Note is executed by more than one Borrower, the obligations of such persons or entities hereunder will be joint and several. This Note shall bind the Borrower and its heirs, executors, administrators, successors and assigns, and the benefits hereof shall inure to the benefit of the Bank and its successors and assigns; provided, however, that the Borrower may not assign this Note in whole or in part without the Bank’s written consent and the Bank at any time may assign this Note in whole or in part.

17.    Governing Law and Venue. This Note has been delivered to and accepted by the Bank and will be deemed to be made in the State where the Bank’s office indicated above is located (the “State”). THIS NOTE WILL BE INTERPRETED AND THE RIGHTS AND LIABILITIES OF THE BANK AND THE BORROWER DETERMINED IN ACCORDANCE WITH THE LAWS OF THE STATE, EXCLUDING ITS CONFLICT OF LAWS RULES, INCLUDING WITHOUT LIMITATION THE ELECTRONIC TRANSACTIONS ACT (OR EQUIVALENT) IN EFFECT IN THE STATE (OR, TO THE EXTENT CONTROLLING, THE LAWS OF THE UNITED STATES OF AMERICA, INCLUDING WITHOUT LIMITATION THE ELECTRONIC SIGNATURES IN GLOBAL AND NATIONAL COMMERCE ACT). The Borrower hereby irrevocably consents to the exclusive jurisdiction of any state or federal court in the county or judicial district where the Bank’s office indicated above is located; provided that nothing contained in this Note will prevent the Bank from bringing any action, enforcing any award or judgment or exercising any rights against the Borrower individually, against any security or against any property of the Borrower within any other county, state or other foreign or domestic jurisdiction. The Borrower acknowledges and agrees that the venue provided above is the most convenient forum for both the Bank and the Borrower. The Borrower waives any objection to venue and any objection based on a more convenient forum in any action instituted under this Note.

18.    Commercial Purpose. The Borrower represents that the indebtedness evidenced by this Note is being incurred by the Borrower solely for the purpose of acquiring or carrying on a business, professional or commercial activity, and not for personal, family or household purposes.

19.    USA PATRIOT Act Notice. To help the government fight the funding of terrorism and money laundering activities, Federal law requires all financial institutions to obtain, verify and record information that identifies each Borrower that opens an account. What this means: when the Borrower opens an account, the Bank will ask for the business name, business address, taxpayer identifying number and other information that will allow the Bank to identify the Borrower, such as organizational documents. For some businesses and organizations, the Bank may also need to ask for identifying information and documentation relating to certain individuals associated with the business or organization.

20.    Representation by Counsel. The Borrower hereby represents that it has been represented by competent counsel of its choice, or has knowingly waived its right to use and retain counsel, in the negotiation and execution of this Note and the other Loan Documents; that it has read and fully understood the terms hereof; that the Borrower and any retained counsel have been afforded an opportunity to review, negotiate and modify the terms of this Note and the other Loan Documents; and that it intends to be bound hereby. In accordance with the foregoing, the general rule of construction to the effect that any ambiguities in a contract are to be resolved against the party drafting the contract shall not be employed in the construction and interpretation of this Note or any other Loan Document.

21.    Authorization to Obtain Credit Reports. By signing below, each person, who is signing in his or her individual capacity, requests and provides written authorization to the Bank or its designee (and any assignee or potential assignee hereof) to obtain such individual’s personal credit profile from one or more national credit bureaus. This authorization extends to obtaining a credit profile in (i) considering an application for credit that is evidenced, guaranteed or secured by this document, (ii) assessing creditworthiness and (iii) considering extensions of credit, including on an ongoing basis, as necessary for the purposes of (a) update, renewal or extension of such credit or additional credit, (b) reviewing, administering or collecting the resulting account and (c) reporting on the repayment and satisfaction of such credit obligations. By signing below, such individual further ratifies and confirms his or her prior requests and authorizations with respect to the matters set forth herein. For the avoidance of doubt, this provision does not apply to persons signing below in their capacities as officers or other authorized representatives of entities, organizations or governmental bodies.

22.    Counterparts; Electronic Signatures and Records. This Note and any other Loan Document may be signed in any number of counterpart copies and by the parties hereto on separate counterparts, but all such copies shall constitute one and the same instrument. Notwithstanding any other provision herein, the Borrower agrees that this Note, the Loan Documents, any amendments thereto, and any other information, notice, signature card, agreement or authorization related thereto (each, a “Communication”) may, at the Bank’s option, be in the form of an electronic record. Any Communication may, at the Bank’s option, be signed or executed using electronic signatures. For the avoidance of doubt, the authorization under this paragraph may include, without limitation, use or acceptance by the Bank of a manually signed paper Communication which has been converted into electronic form (such as scanned into PDF format) for transmission, delivery and/or retention.

23.    Automatic Payment. If due to any act or omission of the Borrower or another Obligor the Bank cannot automatically deduct payments required under this Note or the other Loan Documents from a deposit account with the Bank (including due to the Borrower’s revocation of its authorization to do so or failure to maintain such deposit account with the Bank or otherwise), the Bank may, at its option, upon 30 days’ notice to the Borrower, increase the interest rate payable by the Borrower under this Note by 25 basis points (0.25%).

24.    Depository. The Borrower will establish and maintain with the Bank the Borrower’s primary depository accounts. If the Borrower fails to establish and/or maintain its primary depository accounts with the Bank, the Bank may, at its option, upon 30 days’ notice to the Borrower, increase the interest rate payable by the Borrower under this Note by up to 100 basis points (1.00%). The Bank’s right to increase the interest rate pursuant to this paragraph shall be in addition to any other rights or remedies the Bank may have under this Note, all of which are hereby reserved, and shall not constitute a waiver, release or limitation upon the Bank’s exercise of any such rights or remedies.

25.    State-Specific Provisions.

(a)    Power to Confess Judgment. The Borrower hereby irrevocably authorizes any attorney-at-law, including an attorney employed by or retained and paid by the Bank, to appear in any court of record in or of the State of Ohio, or in any other state or territory of the United States, at any time after the indebtedness evidenced by this Note becomes due, whether by acceleration or otherwise, to waive the issuing and service of process and to confess a judgment against the Borrower in favor of the Bank, and/or any assignee or holder hereof for the amount of principal and interest and expenses then appearing due from the Borrower under this Note, together with costs of suit and thereupon to release all errors and waive all right of appeal or stays of execution in any court of record. The Borrower hereby expressly (i) waives any conflict of interest of the attorney(s) retained by the Bank to confess judgment against the Borrower upon this Note, and (ii) consents to the receipt by such attorney(s) of a reasonable legal fee from the Bank for legal services rendered for confessing judgment against the Borrower upon this Note. A copy of this Note, certified by the Bank, may be filed in each such proceeding in place of filing the original as a warrant of attorney.

26.    Amendment and Restatement. This Note amends and restates, and is in substitution for, that certain Amended and Restated Revolving Line of Credit Note in the original principal amount of $7,000,000.00 payable to the order of the Bank and dated May 20, 2022 (the “Existing Note”). However, without duplication, this Note shall in no way extinguish, cancel or satisfy Borrower’s unconditional obligation to repay all indebtedness evidenced by the Existing Note or constitute a novation of the Existing Note. Nothing herein is intended to extinguish, cancel or impair the lien priority or effect of any security agreement, pledge agreement or mortgage with respect to any Obligor’s obligations hereunder and under any other document relating hereto. Notwithstanding anything to the contrary herein, if any amount outstanding as of the date hereof under the Existing Note bears interest based on a rate that is reset at the end of a specified interest period, and such interest period commenced prior to the date hereof, such amount shall continue to bear interest based on such rate, and the terms of the Existing Note applicable to amounts bearing interest based on such rate shall continue to apply to such amount, until the end of the then-current interest period, after which the interest rate (and related provisions) as stated in this Note shall apply.

REMAINDER OF PAGE INTENTIONALLY LEFT BLANK

27.    WAIVER OF JURY TRIAL. The Borrower irrevocably waives any and all rights the Borrower may have to a trial by jury in any action, proceeding or claim of any nature relating to this Note, any documents executed in connection with this Note or any transaction contemplated in any of such documents. The Borrower acknowledges that the foregoing waiver is knowing and voluntary.

The Borrower acknowledges that it has read and understands all the provisions of this Note, including the confession of judgment and waiver of jury trial, and has been advised by counsel as necessary or appropriate.

WITNESS the due execution hereof as a document under seal, as of the date first written above, with the intent to be legally bound hereby.

WARNING-BY SIGNING THIS PAPER YOU GIVE UP YOUR RIGHT TO NOTICE AND COURT TRIAL. IF YOU DO NOT PAY ON TIME A COURT JUDGMENT MAY BE TAKEN AGAINST YOU WITHOUT YOUR PRIOR KNOWLEDGE AND THE POWERS OF A COURT CAN BE USED TO COLLECT FROM YOU REGARDLESS OF ANY CLAIMS YOU MAY HAVE AGAINST THE CREDITOR WHETHER FOR RETURNED GOODS, FAULTY GOODS, FAILURE ON HIS PART TO COMPLY WITH THE AGREEMENT, OR ANY OTHER CAUSE.

NORTHERN TECHNOLOGIES INTERNATIONAL CORPORATION

By:	/s/ Matthew Wolsfeld
(SEAL)
Matthew Wolsfeld, Chief Financial Officer

Benchmark Replacement Rider

(a)    Benchmark Replacement. Notwithstanding anything to the contrary herein or in any other Loan Document, if a Benchmark Transition Event and its related Benchmark Replacement Date have occurred in respect of any setting of the then-current Benchmark, then, (x) if the Benchmark Replacement is determined in accordance with clause (1) or (2) of the definition of “Benchmark Replacement” for such Benchmark Replacement Date, such Benchmark Replacement will replace such Benchmark for all purposes hereunder and under any Loan Document in respect of such Benchmark setting and subsequent Benchmark settings without any amendment, or further action or consent of any other party, hereto or to any other Loan Document; and (y) if a Benchmark Replacement is determined in accordance with clause (3) of the definition of “Benchmark Replacement” or clause (2) of the definition of “Benchmark Replacement Adjustment” for such Benchmark Replacement Date, such Benchmark Replacement will replace such Benchmark for all purposes hereunder and under any Loan Document in respect of any Benchmark setting at or after 5:00 p.m. (Eastern time) on the fifth (5th) Business Day after the date notice of such Benchmark Replacement is provided to the Borrower without any amendment, or further action or consent of any other party, hereto or to any other Loan Document.

(b)    Benchmark Replacement Conforming Changes. In connection with the use, administration, adoption or implementation of a Benchmark Replacement, the Bank will have the right to make Benchmark Replacement Conforming Changes from time to time and, notwithstanding anything to the contrary herein or in any other Loan Document, any amendments implementing such Benchmark Replacement Conforming Changes will become effective without any further action or consent of the Borrower.

(c)    Notices; Standards for Decisions and Determinations. The Bank will promptly notify the Borrower of (i) the implementation of any Benchmark Replacement, (ii) the effectiveness of any Benchmark Replacement Conforming Changes in connection with the use, administration, adoption or implementation of a Benchmark Replacement and (iii) the commencement of any Benchmark Unavailability Period. Any determination, decision or election that may be made by the Bank pursuant to this Rider, including any determination with respect to a tenor, rate or adjustment or of the occurrence or non-occurrence of an event, circumstance or date and any decision to take or refrain from taking any action or selection, will be conclusive and binding absent manifest error and may be made in its sole discretion and without consent from the Borrower.

(d)    Benchmark Unavailability Period. Upon the Borrower’s receipt of notice of the commencement of a Benchmark Unavailability Period, amounts outstanding hereunder automatically will bear interest at the Fallback Rate.

(e)    Certain Defined Terms. As used in this Rider:

“Available Tenor” means, as of any date of determination and with respect to the then-current Benchmark, as applicable, one month.

“Benchmark” means, initially, BSBY; provided that if a Benchmark Transition Event has occurred with respect to BSBY or the then-current Benchmark, then “Benchmark” means the applicable Benchmark Replacement to the extent that such Benchmark Replacement has replaced such prior benchmark rate pursuant to paragraph (a) of this Rider.

“Benchmark Replacement” means, for the Available Tenor, the first alternative set forth in the order below that can be determined by the Bank for the applicable Benchmark Replacement Date:

(1)	the sum of: (a) Term SOFR and (b) the related Benchmark Replacement Adjustment;

(2)	the sum of: (a) Daily Simple SOFR and (b) the related Benchmark Replacement Adjustment; and

(3)

the sum of: (a) the alternate benchmark rate and (b) an adjustment (which may be a positive or negative value or zero), in each case, that has been selected by the Bank as the replacement for the Available Tenor of such Benchmark giving due consideration to any evolving or then-prevailing market convention for determining a benchmark rate and an adjustment as a replacement for the then-current Benchmark, including any applicable recommendations made by a Relevant Governmental Body, for U.S. dollar-denominated syndicated or bilateral commercial credit facilities at such time;

provided that any such Benchmark Replacement shall be administratively feasible as determined by the Bank in its sole discretion. If the Benchmark Replacement as determined pursuant to clause (1), (2) or (3) above would be less than the Floor, the Benchmark Replacement will be deemed to be the Floor for the purposes hereof and of the other Loan Documents.

“Benchmark Replacement Adjustment” means, for purposes of clauses (1) and (2) of the definition of “Benchmark Replacement,” with respect to any replacement of the then-current Benchmark with an Unadjusted Benchmark Replacement for any setting of such Unadjusted Benchmark Replacement, the first alternative set forth in the order below that can be determined by the Bank:

(1)

an adjustment (which may be a positive or negative value or zero) equal to the BSBY Long-Term Spread Adjustment for such Available Tenor as of the time such Benchmark Replacement is first set and is displayed on a screen or other information service that publishes such adjustment from time to time as selected by the Bank in its reasonable discretion; and

(2)

an adjustment (which may be a positive or negative value or zero) that has been selected by the Bank as the replacement for such Available Tenor, giving due consideration to any evolving or then-prevailing market convention for determining a spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of such Available Tenor of such Benchmark with the applicable Unadjusted Benchmark Replacement, including any applicable recommendations made by a Relevant Governmental Body, for U.S. dollar-denominated syndicated or bilateral commercial credit facilities at such time.

“Benchmark Replacement Conforming Changes” means, with respect to any Benchmark Replacement, any technical, administrative or operational changes (including changes to the definitions of “Base Rate,” “Business Day” or “U.S. Government Securities Business Day,” timing and frequency of determining rates and making payments of interest, timing of borrowing requests or prepayment, the applicability and length of lookback periods, the applicability of breakage provisions and other technical, administrative or operational matters) that the Bank decides may be appropriate to reflect the adoption and implementation of such Benchmark Replacement and to permit the administration thereof by the Bank in a manner substantially consistent with market practice (or, if the Bank decides that adoption of any portion of such market practice is not administratively feasible or if the Bank determines that no market practice for the administration of such Benchmark Replacement exists, in such other manner of administration as the Bank decides is reasonably necessary in connection with the administration of the Facility and the Loan Documents).

“Benchmark Replacement Date” means a date and time determined by the Bank, which date shall be no later than the earlier to occur of the following events with respect to the then-current Benchmark:

(1)

in the case of clause (1) of the definition of “Benchmark Transition Event,” the later of (a) the date of the public statement or publication of information referenced therein and (b) the date on which the Available Tenor of such Benchmark (or such component thereof) is no longer available or permitted to be used for determining the interest rate of U.S. dollar-denominated syndicated or bilateral commercial loans, or shall cease; or

(2)

in the case of clause (2) of the definition of “Benchmark Transition Event,” a date and time determined by the Bank as administratively feasible in its reasonable discretion and no later than 90 days following the date of the public statement or publication of information referenced therein.

“Benchmark Transition Event” means the occurrence of one or more of the following events with respect to the then-current Benchmark:

(1)

a public statement or publication of information by or on behalf of (a) the administrator of such Benchmark (or the published component used in the calculation thereof), (b) a Governmental Authority having jurisdiction over such administrator with respect to its publication of such Benchmark or (c) a Governmental Authority having jurisdiction over the Bank, in each case acting in such capacity, identifying a specific date after which the Available Tenor of such Benchmark (or such component thereof) (i) shall or will no longer be made available or permitted to be used for determining the interest rate of U.S. dollar-denominated syndicated or bilateral commercial loans, or (ii) shall or will otherwise cease, provided that, at the time of any such statement or publication to the extent related solely to unavailability or cessation of such Benchmark, there is no successor administrator that will continue to provide the Available Tenor of such Benchmark (or such component thereof); or

(2)

a public statement or publication of information by the administrator of such Benchmark (including a “Technical Note” published on the BSBY Website) that a BSBY Final Step Event has occurred for the Available Tenor of such Benchmark.

“Benchmark Unavailability Period” means, so long as a Benchmark Transition Event has occurred, the period (if any) (x) beginning at the time that a Benchmark Replacement Date has occurred if, at such time, no Benchmark Replacement has replaced the then-current Benchmark for all purposes hereunder and under any Loan Document in accordance with this Rider, and (y) ending at the time that a Benchmark Replacement has replaced the then-current Benchmark for all purposes hereunder and under any Loan Document in accordance with this Rider.

“BSBY Final Step Event” means, for any Available Tenor, either (i) the twentieth (20th) consecutive U.S. Government Securities Business Day or (ii) the thirtieth (30th) U.S. Government Securities Business Day within a rolling 90-day period, on which BSBY is calculated in accordance with “Level 6” (or any successor final step) of the “Alternative Calculation Waterfall” defined or set forth in BSBY’s index methodology and rulebook, as published on the BSBY Website.

“BSBY Long-Term Spread Adjustment” means the most recently dated “BSBY SOFR 5Y Spread Adjustment” published on the BSBY Website.

“BSBY Website” means the “Bloomberg Short-Term Bank Yield Index” website at https://www.bloomberg.com/professional/product/ indices/bsby/ (or any successor website).

“Daily Simple SOFR” means, for any day, SOFR, with the conventions for this rate (which may include a lookback) being established by the Bank in accordance with the conventions for this rate selected or recommended by the Relevant Governmental Body for determining “Daily Simple SOFR” for business loans; provided, that if the Bank decides that any such convention is not administratively feasible for the Bank, then the Bank may establish another convention in its reasonable discretion.

“Fallback Rate” means the alternative rate of interest that would have been applicable under the terms of the Facility (absent this Rider) if the Bank had given notice that the Benchmark cannot be determined or the Bank cannot make or maintain or fund loans based on such Benchmark or, if no such alternative rate is specified, the Base Rate.

“Floor” means the minimum rate of interest, if any, provided under the terms of the Facility with respect to BSBY or, if no minimum rate of interest is specified, zero.

“Governmental Authority” means the government of the United States of America or any other nation, or of any political subdivision thereof, whether state or local, and any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government (including any supra-national bodies such as the European Union or the European Central Bank).

“Relevant Governmental Body” means the Board of Governors of the Federal Reserve System of the United States and/or the Federal Reserve Bank of New York, or a committee officially endorsed or convened by the Board of Governors of the Federal Reserve System of the United States and/or the Federal Reserve Bank of New York, or any successor thereto.

“SOFR” means a rate equal to the secured overnight financing rate as published by the Federal Reserve Bank of New York (or a successor administrator of the secured overnight financing rate) on the website of the Federal Reserve Bank of New York, currently at http://www.newyorkfed.org, or any successor source for the secured overnight financing rate identified as such by the administrator of the secured overnight financing rate from time to time.

“Term SOFR” means, for the Applicable Tenor, the forward-looking term rate based on SOFR administered by CME Group Benchmark Administration Limited (or a successor administrator selected by the Bank in its reasonable discretion).

“Unadjusted Benchmark Replacement” means the applicable Benchmark Replacement excluding the related Benchmark Replacement Adjustment.

Z3 (BSBY HW-1Not)

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